Exhibit 4.1

EXECUTION VERSION

27 July 2011

£400,000,000

FACILITY AGREEMENT

for

BEST BUY EUROPE DISTRIBUTIONS LIMITED

With

BARCLAYS CORPORATE, BNP PARIBAS, DNB NOR BANK ASA, LONDON BRANCH, HSBC BANK PLC, ING BANK N.V., LONDON BRANCH and THE ROYAL BANK OF SCOTLAND PLC
as Mandated Lead Arrangers

BARCLAYS CORPORATE, BNP PARIBAS, DNB NOR BANK ASA, LONDON BRANCH, HSBC BANK PLC, ING BANK N.V., LONDON BRANCH and THE ROYAL BANK OF SCOTLAND PLC
as Bookrunners

THE FINANCIAL INSTITUTIONS
listed in Part B of Schedule 1
as Original Lenders

ING BANK N.V., LONDON BRANCH
as Agent

and

THE ROYAL BANK OF SCOTLAND PLC
acting as Documentation Agent

I

II

8.3	VOLUNTARY CANCELLATION	24

8.4	VOLUNTARY PREPAYMENT OF LOANS	24

8.5	RIGHT OF REPLACEMENT OR REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER	24

8.6	RESTRICTIONS	25

9.	INTEREST	26

9.1	CALCULATION OF INTEREST	26

9.2	PAYMENT OF INTEREST	26

9.3	ADJUSTMENT TO MARGIN	26

9.4	DEFAULT INTEREST	27

9.5	NOTIFICATION OF RATES OF INTEREST	27

10.	INTEREST PERIODS	28

10.1	SELECTION OF INTEREST PERIODS	28

10.2	NON-BUSINESS DAYS	28

11.	CHANGES TO THE CALCULATION OF INTEREST	28

11.1	ABSENCE OF QUOTATIONS	28

11.2	MARKET DISRUPTION	28

11.3	ALTERNATIVE BASIS OF INTEREST OR FUNDING	29

11.4	BREAK COSTS	29

12.	FEES	29

12.1	COMMITMENT FEE	29

12.2	ARRANGEMENT FEE	29

12.3	AGENCY FEE	30

12.4	DOCUMENTATION AGENCY FEE	30

12.5	UTILISATION FEE	30

13.	TAX GROSS UP AND INDEMNITIES	30

13.1	DEFINITIONS	30

13.2	TAX GROSS-UP	32

13.3	TAX INDEMNITY	34

13.4	TAX CREDIT	35

13.5	LENDER STATUS CONFIRMATION	35

13.6	HMRC DT TREATY PASSPORT SCHEME CONFIRMATION	35

13.7	STAMP TAXES	36

13.8	VAT	36

14.	INCREASED COSTS	37

14.1	INCREASED COSTS	37

14.2	INCREASED COST CLAIMS	38

III

14.3	EXCEPTIONS	38

15.	OTHER INDEMNITIES	39

15.1	CURRENCY INDEMNITY	39

15.2	OTHER INDEMNITIES	39

15.3	INDEMNITY TO THE AGENT	39

16.	MITIGATION BY THE LENDERS	40

16.1	MITIGATION	40

16.2	LIMITATION OF LIABILITY	40

17.	COSTS AND EXPENSES	40

17.1	TRANSACTION EXPENSES	40

17.2	AMENDMENT COSTS	40

17.3	ENFORCEMENT COSTS	40

18.	GUARANTEE AND INDEMNITY	41

18.1	GUARANTEE AND INDEMNITY	41

18.2	CONTINUING GUARANTEE	41

18.3	REINSTATEMENT	41

18.4	WAIVER OF DEFENCES	41

18.5	IMMEDIATE RECOURSE	42

18.6	APPROPRIATIONS	42

18.7	DEFERRAL OF GUARANTORS’ RIGHTS	42

18.8	RELEASE OF GUARANTORS’ RIGHT OF CONTRIBUTION	43

18.9	ADDITIONAL SECURITY	43

19.	REPRESENTATIONS	43

19.1	STATUS	43

19.2	BINDING OBLIGATIONS	44

19.3	NON-CONFLICT WITH OTHER OBLIGATIONS	44

19.4	POWER AND AUTHORITY	44

19.5	VALIDITY AND ADMISSIBILITY IN EVIDENCE	44

19.6	GOVERNING LAW AND ENFORCEMENT	44

19.7	DEDUCTION OF TAX	44

19.8	NO FILING OR STAMP TAXES	45

19.9	NO DEFAULT	45

19.10	NO MISLEADING INFORMATION	45

19.11	FINANCIAL STATEMENTS	45

19.12	PARI PASSU RANKING	46

19.13	NO PROCEEDINGS PENDING OR THREATENED	46

IV

19.14	INTELLECTUAL PROPERTY	46

19.15	MATERIAL SUBSIDIARIES	46

19.16	TAXATION	47

19.17	INSURANCE	47

19.18	ENVIRONMENTAL	47

19.19	REPETITION	47

20.	INFORMATION UNDERTAKINGS	47

20.1	FINANCIAL STATEMENTS	47

20.2	COMPLIANCE CERTIFICATE	48

20.3	REQUIREMENTS AS TO FINANCIAL STATEMENTS	48

20.4	INFORMATION: MISCELLANEOUS	49

20.5	NOTIFICATION OF DEFAULT	49

20.6	USE OF WEBSITES	49

20.7	“KNOW YOUR CUSTOMER” CHECKS	50

21.	FINANCIAL COVENANTS	51

21.1	FINANCIAL COVENANT DEFINITIONS	51

21.2	LEVERAGE RATIO	54

21.3	FIXED CHARGE COVER RATIO	54

21.4	PRO FORMA ADJUSTMENT FOR ACQUISITION/DISPOSALS	54

21.5	INTERPRETATION	54

22.	GENERAL UNDERTAKINGS	55

22.1	AUTHORISATIONS	55

22.2	COMPLIANCE WITH LAWS	55

22.3	NEGATIVE PLEDGE	55

22.4	DISPOSALS	57

22.5	ACQUISITIONS	58

22.6	MERGER	58

22.7	CHANGE OF BUSINESS	59

22.8	LOANS OR CREDIT	59

22.9	PARI PASSU RANKING	59

22.10	FINANCIAL INDEBTEDNESS	60

22.11	GUARANTEES	60

22.12	INSURANCE	61

22.13	ARM’S LENGTH BASIS	61

22.14	EXISTING FACILITIES	61

23.	EVENTS OF DEFAULT	61

V

23.1	NON-PAYMENT	61

23.2	FINANCIAL COVENANTS AND OTHER OBLIGATIONS	62

23.3	OTHER OBLIGATIONS	62

23.4	MISREPRESENTATION	62

23.5	CROSS DEFAULT	62

23.6	INSOLVENCY	63

23.7	INSOLVENCY PROCEEDINGS	63

23.8	CREDITORS’ PROCESS	63

23.9	OWNERSHIP OF THE OBLIGORS	63

23.10	UNLAWFULNESS	63

23.11	REPUDIATION	64

23.12	MATERIAL ADVERSE CHANGE	64

23.13	CESSATION OF BUSINESS	64

23.14	ACCELERATION	64

24.	CHANGES TO THE LENDERS	64

24.1	ASSIGNMENTS AND TRANSFERS BY THE LENDERS	64

24.2	CONDITIONS OF ASSIGNMENT OR TRANSFER	65

24.3	ASSIGNMENT OR TRANSFER FEE	66

24.4	LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS	66

24.5	PROCEDURE FOR TRANSFER	67

24.6	PROCEDURE FOR ASSIGNMENT	67

24.7	COPY OF TRANSFER CERTIFICATE, ASSIGNMENT AGREEMENT OR INCREASE CONFIRMATION TO COMPANY	68

24.8	SECURITY OVER LENDERS’ RIGHTS	68

24.9	PRO RATA INTEREST SETTLEMENT	69

25.	CHANGES TO THE OBLIGORS	69

25.1	ASSIGNMENTS AND TRANSFER BY OBLIGORS	69

25.2	ADDITIONAL BORROWERS	69

25.3	RESIGNATION OF A BORROWER	70

25.4	ADDITIONAL GUARANTORS	70

25.5	REPETITION OF REPRESENTATIONS	71

25.6	RESIGNATION OF A GUARANTOR	71

26.	ROLE OF THE AGENT, THE MANDATED LEAD ARRANGERS AND THE BOOKRUNNERS	71

26.1	APPOINTMENT OF THE AGENT	71

26.2	DUTIES OF THE AGENT	71

26.3	ROLE OF THE MANDATED LEAD ARRANGERS AND THE BOOKRUNNERS	72

VI

26.4	NO FIDUCIARY DUTIES	72

26.5	BUSINESS WITH THE GROUP	72

26.6	RIGHTS AND DISCRETIONS OF THE AGENT	72

26.7	MAJORITY LENDERS’ INSTRUCTIONS	73

26.8	RESPONSIBILITY FOR DOCUMENTATION	74

26.9	EXCLUSION OF LIABILITY	74

26.10	LENDERS’ INDEMNITY TO THE AGENT	75

26.11	RESIGNATION OF THE AGENT	75

26.12	REPLACEMENT OF THE AGENT	76

26.13	CONFIDENTIALITY	76

26.14	RELATIONSHIP WITH THE LENDERS	76

26.15	CREDIT APPRAISAL BY THE LENDERS	77

26.16	REFERENCE BANKS	77

26.17	DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENT	77

27.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	78

28.	SHARING AMONG THE FINANCE PARTIES	78

28.1	PAYMENTS TO FINANCE PARTIES	78

28.2	REDISTRIBUTION OF PAYMENTS	78

28.3	RECOVERING FINANCE PARTY’S RIGHTS	78

28.4	REVERSAL OF REDISTRIBUTION	79

28.5	EXCEPTIONS	79

29.	PAYMENT MECHANICS	79

29.1	PAYMENTS TO THE AGENT	79

29.2	DISTRIBUTIONS BY THE AGENT	79

29.3	DISTRIBUTIONS TO AN OBLIGOR	80

29.4	CLAWBACK	80

29.5	IMPAIRED AGENT	80

29.6	PARTIAL PAYMENTS	81

29.7	NO SET-OFF BY OBLIGORS	81

29.8	BUSINESS DAYS	81

29.9	CURRENCY OF ACCOUNT	81

29.10	CHANGE OF CURRENCY	82

29.11	DISRUPTION TO PAYMENT SYSTEMS ETC.	82

30.	SET-OFF	83

31.	NOTICES	83

31.1	COMMUNICATIONS IN WRITING	83

VII

31.2	ADDRESSES	83

31.3	DELIVERY	83

31.4	NOTIFICATION OF ADDRESS AND FAX NUMBER	84

31.5	COMMUNICATION WHEN AGENT IS IMPAIRED AGENT	84

31.6	ELECTRONIC COMMUNICATION	84

31.7	ENGLISH LANGUAGE	84

32.	CALCULATIONS AND CERTIFICATES	85

32.1	ACCOUNTS	85

32.2	CERTIFICATES AND DETERMINATIONS	85

32.3	DAY COUNT CONVENTION	85

33.	PARTIAL INVALIDITY	85

34.	REMEDIES AND WAIVERS	85

35.	AMENDMENTS AND WAIVERS	85

35.1	REQUIRED CONSENTS	85

35.2	EXCEPTIONS	85

35.3	DISENFRANCHISEMENT OF DEFAULTING LENDERS	86

35.4	REPLACEMENT OF A DEFAULTING LENDER	87

36.	CONFIDENTIALITY	87

36.1	CONFIDENTIAL INFORMATION	87

36.2	DISCLOSURE OF CONFIDENTIAL INFORMATION	87

36.3	DISCLOSURE TO NUMBERING SERVICE PROVIDERS	89

36.4	ENTIRE AGREEMENT	90

36.5	INSIDE INFORMATION	90

36.6	NOTIFICATION OF DISCLOSURE	91

36.7	CONTINUING OBLIGATIONS	91

37.	COUNTERPARTS	91

38.	GOVERNING LAW	91

39.	ENFORCEMENT	91

39.1	JURISDICTION	91

39.2	SERVICE OF PROCESS	92

SCHEDULE 1 THE ORIGINAL PARTIES		93

PART A THE ORIGINAL OBLIGORS		93

PART B THE ORIGINAL LENDERS		93

SCHEDULE 2 CONDITIONS PRECEDENT		94

PART A CONDITIONS PRECEDENT TO INITIAL UTILISATION		94

PART B CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR		96

VIII

IX

THIS AGREEMENT is dated 27 July 2011 and made between:

(1)                                  BEST BUY EUROPE DISTRIBUTIONS LIMITED (the Company);

(2)                                  THE SUBSIDIARIES of the Company listed in Part A of Schedule 1 as original borrowers (together with the Company the Original Borrowers);

(3)                                  THE SUBSIDIARIES of the Company listed in Part A of Schedule 1 as original guarantors (together with the Company the Original Guarantors);

(4)                                  BARCLAYS CORPORATE, BNP PARIBAS, DNB NOR BANK ASA, LONDON BRANCH, HSBC BANK PLC, ING BANK N.V., LONDON BRANCH and THE ROYAL BANK OF SCOTLAND PLC as mandated lead arrangers (the Mandated Lead  Arrangers);

(5)                                  BARCLAYS CORPORATE, BNP PARIBAS, DNB NOR BANK ASA, LONDON BRANCH, HSBC BANK PLC, ING BANK N.V., LONDON BRANCH, and THE ROYAL BANK OF SCOTLAND PLC as bookrunners (the Bookrunners);

(6)                                  THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 as lenders (the Original Lenders);

(7)                                  ING BANK N.V., LONDON BRANCH as agent of the other Finance Parties (the Agent); and

(8)                                  THE ROYAL BANK OF SCOTLAND PLC as documentation agent of the other Finance Parties (the Documentation Agent).

IT IS AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Agreement:

Acceptable Bank means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by Standard & Poor’s Rating Services Limited or Fitch Ratings Ltd or A2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency.

Accession Letter means a document substantially in the form set out in Schedule 7 (Form of Accession Letter).

Additional Borrower means a company which becomes an Additional Borrower in accordance with Clause 25 (Changes to the Obligors).

Additional Cost Rate has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

Additional Guarantor means a company which becomes an Additional Guarantor in accordance with Clause 25 (Changes to the Obligors).

Additional Obligor means an Additional Borrower or an Additional Guarantor.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.  Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its Subsidiaries or subsidiary undertakings.

Agent’s Spot Rate of Exchange means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

Applicable Margin means 1.40 per cent. per annum, subject to adjustment in accordance with Clause 9.3 (Adjustment to Margin).

Assignment Agreement means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

Availability Period means the period from and including the date of this Agreement to and including the date falling one month before the Termination Date.

Available Commitment means a Lender’s Commitment minus:

(a)           the Base Currency Amount of its participation in any outstanding Loans; and

(b)           in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

Available Facility means the aggregate for the time being of each Lender’s Available Commitment.

Base Currency means Sterling.

Base Currency Amount means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment of the Loan.

Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 25 (Changes to the Obligors).

Break Costs means the amount (if any) by which:

(a)           the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)           the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)           (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)           (in relation to any date for payment or purchase of euro) any TARGET Day.

Cash Equivalent Investments means at any time:

(a)           certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)           any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State which has a rating for its short-term unsecured and non credit-enhanced debt obligations of A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)           commercial paper not convertible or exchangeable to any other security:

(i)            for which a recognised trading market exists;

(ii)           issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)          which matures within one year after the relevant date of calculation; and

(iv)          which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)           Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)           any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Ratings Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, (ii) invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 30 days’ notice; or

(f)            any other debt security approved by the Majority Lenders,

in each case, denominated in Sterling, euros or US dollars and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security.

Commitment means:

(a)           in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading Commitment in Part B of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)           in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

Compliance Certificate means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate).

Confidential Information means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)           any member of the Group or any of its advisers; or

(b)           another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)            is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 36 (Confidentiality); or

(ii)           is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)          is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent.

CTA 2009 means the Corporation Tax Act 2009.

Default means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Defaulting Lender means any Lender:

(a)           which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)           which has otherwise rescinded or repudiated a Finance Document; or

(c)           with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)            its failure to pay is caused by:

(A)          administrative or technical error; or

(B)           a Disruption Event; and,

payment is made within 5 Business Days of its due date; or

(ii)           the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

Disruption Event means either or both of:

(a)           a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)           the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)            from performing its payment obligations under the Finance Documents; or

(ii)           from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

EBIT has the meaning given to that term in Clause 21.1 (Financial Covenant Definitions).

Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

Environmental Law means any applicable law or regulation which relates to:

(a)           the pollution or protection of the environment;

(b)           the conditions of the workplace; or

(c)           the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the environment, including, without limitation, any waste.

EURIBOR means, in relation to any Loan in euro:

(a)           the applicable Screen Rate; or

(b)           (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

Existing Facilities means:

(a)           the £350,000,000 facility agreement between, among others, The Carphone Warehouse Limited and Barclays Bank plc dated 3 July 2009 as amended and restated from time to time, and

(b)           the £125,000,000 facility agreement dated 27 January 2010 entered into between, among others, the Company, Best Buy Distributions Limited and Carphone Warehouse Group PLC (formerly New Carphone Warehouse PLC) as amended and restated from time to time.

Event of Default means any event or circumstance specified as such in Clause 23 (Events of Default).

Facility means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility).

Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

Fee Letter means any letter or letters dated on or about the date of this Agreement between the Mandated Lead Arrangers, the Bookrunners and the Company (or the Agent and the Company) setting out any of the fees referred to in Clause 12 (Fees).

Finance Document means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter and any other document designated as such by the Agent and the Company.

Finance Party means the Agent, the Documentation Agent, a Mandated Lead Arranger, a Bookrunner or a Lender.

Financial Indebtedness means, without double counting, any indebtedness for or in respect of:

(a)           moneys borrowed;

(b)           any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)           any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)           the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with UK GAAP, be treated as a finance or capital lease;

(e)           receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)            any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)           any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or  price (and, when calculating the value of any derivative transaction; only the marked to market value shall be taken into account);

(h)           shares which are expressed to be redeemable before the Termination Date;

(i)            any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (provided that, for all purposes (other than in relation to the operation of Clause 23.5 (Cross default)), any counter-indemnity obligation relating to the obligations of a member of the Group arising in the ordinary course of its trade for purposes other than to raise finance shall not be included in this paragraph (i)); and

(j)            the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above without double-counting.

Fixed Charge Cover Ratio has the meaning given to that term in Clause 21.3 (Fixed Charge Cover Ratio).

GAAP means (a) with respect to the Company and any Subsidiary located and incorporated in the United Kingdom, UK GAAP and (b) with respect to any other Subsidiary, generally accepted accounting principles, standards and practices from time to time in the jurisdiction of that member of the Group, including IFRS.

Group means the Company and its Subsidiaries from time to time.

Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 25 (Changes to the Obligors).

Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

Increase Confirmation means a confirmation substantially in the form set out in Schedule 10 (Form of Increase Confirmation).

Increase Lender has the meaning given to that term in Clause 2.2 (Increase).

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Impaired Agent means the Agent at any time when:

(a)           it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)           the Agent otherwise rescinds or repudiates a Finance Document;

(c)           (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)           an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)            its failure to pay is caused by:

(A)          administrative or technical error; or

(B)           a Disruption Event; and

payment is made within 5 Business Days of its due date; or

(ii)           the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

Information Memorandum means the bank presentation circulated by the Company on or about 14 June 2011 to the Mandated Lead Arrangers and the Bookrunners.

Insolvency Event in relation to a Finance Party means that the Finance Party:

(a)           is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)           becomes insolvent or admits in writing its inability generally to pay its debts as they become due;

(c)           makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)           institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, all other than by way of an Undisclosed Administration, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)           has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not prescribed in paragraph (d) above and:

(i)            results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)           is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)            has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)           seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, all other than by way of an Undisclosed Administration;

(h)           has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)            causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)            takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Interest Period means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.4 (Default interest).

Intellectual Property means:

(a)           any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, confidential information, know-how, and other intellectual property rights and interests (which may now or in the future subsist) whether registered or unregistered; and

(b)           the benefit of all applications and rights to use such assets,

of each member of the Group (which may now or in the future subsist).

ITA means the Income Tax Act 2007.

Lender means:

(a)           any Original Lender; and

(b)           any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 2.2 (Increase) or Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

LIBOR means, in relation to any Loan:

(a)           the applicable Screen Rate; or

(b)           (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

LMA means the Loan Market Association.

Majority Lenders means:

(a)           until the Total Commitments have been reduced to zero, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero and there are no Loans then outstanding, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)           at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

Mandatory Cost means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

Material Adverse Effect means a material adverse effect on:

(a)           the business, operations, property, assets or condition (financial or otherwise) of the Group taken as a whole;

(b)           the ability of the Obligors (taken together) to perform their payment obligations under the Finance Documents or to comply with their obligations under Clause 21 (Financial Covenants); or

(c)           the validity or enforceability of, or the effectiveness of, the Finance Documents or, the rights or remedies of any Finance Party under the Finance Documents.

Material Subsidiary means any Subsidiary of the Company:

(a)           the net assets (calculated in each case such that all intra-Group items and investments in Subsidiaries by members of the Group are excluded) or earnings before interest and tax calculated on the same basis as EBIT of which as at the date at which its latest annual audited consolidated financial statements or semi-annual consolidated trading statements were prepared or, as the case may be, for the financial period to which those financial statements or trading statements relate, account for 5.0% or more of the consolidated net assets or EBIT (respectively) of the Group; or

(b)           to which has been transferred (whether in a single transaction or a series of transactions (whether related or not)) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transactions was a Material Subsidiary.

For the purposes of this definition:

(a)           if a Subsidiary of the Company becomes a Material Subsidiary under paragraph (b) above, then the Material Subsidiary (if any) by which the relevant transfer was made shall, subject to paragraph (a) above, cease to be a Material Subsidiary; or

(b)           if a Subsidiary is acquired by the Company after the end of the financial period to which the latest annual audited consolidated financial statements or semi-annual consolidated trading statements of the Group relate, those financial statements shall be adjusted as if that Subsidiary had been shown in them by reference to its then latest annual financial statements (audited only to the extent that such Subsidiary is required by the law of its jurisdiction to prepare audited financial statements) until annual audited consolidated financial statements or semi-annual consolidated trading statements of the Group for the financial period in which the acquisition is made have been prepared.

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)           (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)           if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)           if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

Obligor means a Borrower or a Guarantor.

Obligors’ Agent means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent).

Optional Currency means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

Original Financial Statements means:

(a)                                  in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 2 April 2011; and

(b)                                 in relation to each Original Obligor other than the Company, its audited financial statements (audited only to the extent that such Obligor is required by the law of its jurisdiction of incorporation to prepare audited financial statements) for its financial year ended 2 April 2011.

Original Obligor means an Original Borrower or an Original Guarantor.

Participating Member State means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Party means a party to this Agreement.

Permitted Acquisition means any type of acquisition or incorporation set out in paragraph 22.5(b) of Clause 22.5 (Acquisitions).

Permitted Disposal means any type of sale, lease, transfer or other disposal set out in paragraph 22.4(b) of Clause 22.4 (Disposals).

Permitted Guarantee means any type of guarantee set out in paragraph 22.11(b) of Clause 22.11 (Guarantees).

Permitted Loan means any type of Financial Indebtedness set out in paragraph 22.8(b) of Clause 22.8 (Loans or credit).

Permitted Security means the Security or (as the case may be) Quasi-Security set out in paragraph 22.3(c) of Clause 22.3 (Negative Pledge).

Qualifying Lender has the meaning given to it in Clause 13 (Tax gross-up and indemnities).

Quotation Day means, in relation to any period for which an interest rate is to be determined:

(a)                                  (if the currency is sterling) the first day of that period;

(b)                                 (if the currency is euro) two TARGET Days before the first day of that period; or

(c)                                  (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

Reference Banks means, in relation to LIBOR, the principal London offices of ING Bank N.V., London Branch, The Royal Bank of Scotland plc and HSBC Bank plc and, in relation to EURIBOR, the principal office in London of ING Bank N.V., London Branch and Fortis Bank S.A./N.V., UK Branch or such other banks as may be appointed by the Agent in consultation with the Company.

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Relevant Interbank Market means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

Relevant Period has the meaning given to that term in Clause 21.1 (Financial Covenant Definitions).

Repeating Representations means each of the representations set out in Clauses 19.1 (Status), Clause 19.2 (Binding obligations), Clause 19.3 (Non-conflict with other obligations), Clause 19.4 (Power and authority), Clause 19.5 (Validity and admissibility in evidence), Clause 19.6 (Governing law and enforcement), Clause 19.9(a) (No default), Clause 19.11 (Financial statements), Clause 19.12 (Pari passu ranking) and Clause 19.13 (No proceedings pending or threatened).

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Resignation Letter means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter).

Rollover Loan means one or more Loans:

(a)                                  made or to be made on the same day that a maturing Loan is due to be repaid;

(b)                                 the aggregate amount of which is equal to or less than the amount of the maturing Loan;

(c)                                  in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(d)                                 made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.

Screen Rate means:

(a)                                  in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

(b)                                 in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Reuters screen.  If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Separate Loan has the meaning given to that term in Clause 7.1 (Repayment of Loans).

Specified Time means a time determined in accordance with Schedule 11 (Timetables).

Subsidiary means a subsidiary within the meaning of section 1159 of the Companies Act 2006, and in relation to financial statements of the Group, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

TARGET Day means any day on which TARGET2 is open for the settlement of payments in euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Termination Date means the fourth anniversary of the date of this Agreement.

Total Commitments means the aggregate of the Commitments, being £400,000,000 at the date of this Agreement.

Transfer Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)                                  the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                 the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

UK GAAP means generally accepted accounting principles, standards and practices in the United Kingdom, including IFRS.

Undisclosed Administration means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

Utilisation means a utilisation of the Facility.

Utilisation Date means the date of a Utilisation, being the date on which a Loan is to be made.

Utilisation Request means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

VAT means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2          Construction

(a)                                  Unless a contrary indication appears, any reference in this Agreement to:

(i)                                     the Agent, any Mandated Lead Arranger, any Bookrunner, any Finance Party, any Lender, any Obligor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                                  assets includes present and future properties, revenues and rights of every description;

(iii)                               Barclays Corporate means the corporate banking division of Barclays Bank PLC;

(iv)                              a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)                                 guarantee means (other than in Clause 18 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against any loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)                              indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                           a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(viii)                        a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)                                a provision of law is a reference to that provision as amended or re-enacted; and

(x)                                   a time of day is a reference to London time.

(b)                                 Section, Clause and Schedule headings are for ease of reference only.

(c)                                  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                 A Default or an Event of Default is continuing if it has not been remedied or waived.

1.3          Third Party Rights

(a)                                  Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement.

(b)                                 Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.             THE FACILITY

2.1          The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2          Increase

(a)                                  The Company may by giving prior notice to the Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of:

(i)                                     the Available Commitments of a Defaulting Lender in accordance with paragraph (f) of Clause 8.5 (Right of replacement and cancellation in relation to a single Lender); or

(ii)                                  the Commitments of a Lender in accordance with Clause 8.1 (Illegality);

request that the Total Commitments be increased (and the Total Commitments under that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(i)                                     the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an Increase Lender) selected by the Company and which is further acceptable to the Agent (acting reasonably) (each of which shall not be a member of the Group) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(ii)                                  each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iii)                               each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iv)                              the Commitments of the other Lenders shall continue in full force and effect; and

(v)                                 any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)                                 An increase in the Total Commitments will only be effective on:

(i)                                     the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)                                  in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the performance by the Agent of all necessary “know your customer” or other similar checks under  all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Company and the Increase Lender.

(c)                                  Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)                                 Unless the Agent otherwise agrees or the increased Commitment is assumed by a Lender that is a Lender immediately prior to the relevant increase, the Company shall pay to the Agent the cost of utilising the Agent’s management time (or other resources) in connection with any increase in Commitments under this Clause 2.2, such costs to be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company, and is in addition to any fee paid or payable to the Agent under Clause 12 (Fees).

(e)                                  The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee.  A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

(f)                                   Clause 24.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)                                     an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)                                  the New Lender were references to that Increase Lender; and

(iii)                               a re-transfer and re-assignment were references to respectively a transfer and assignment.

2.3          Finance Parties’ rights and obligations

(a)                                  The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)                                  A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4          Obligors’ Agent

(a)                                  Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                                     the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)                                  each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                                 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.             PURPOSE

3.1          Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)                                  the refinancing in full of the Existing Facilities;

(b)                                 the payment of fees, costs and expenses in connection with this Facility or the refinancing of the Existing Facilities; and

(c)                                  the general corporate purposes of the Group.

3.2          Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.             CONDITIONS OF UTILISATION

4.1          Initial conditions precedent

No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent.  The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2          Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                  in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)                                 the Repeating Representations to be made by each Obligor are true in all material respects.

4.3          Conditions relating to Optional Currencies

(a)                                  A currency will constitute an Optional Currency in relation to a Loan if either:

(i)                                     it is in euros; or

(ii)                                  it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan and it has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan.

(b)                                 If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

(i)                                     whether or not the Lenders have granted their approval; and

(ii)                                  if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4          Maximum number of Loans

(a)                                  A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 20 or more Loans would be outstanding.

(b)                                 Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

(c)                                  Any Separate Loan shall not be taken into account in this Clause 4.4.

5.             UTILISATION

5.1          Delivery of a Utilisation Request

A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2          Completion of a Utilisation Request

(a)                                  Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)                                  the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)                               the proposed Interest Period complies with Clause 10 (Interest Periods).

(b)                                 Only one Loan may be requested in each Utilisation Request.

5.3          Currency and amount

(a)                                  The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)                                 The amount of the proposed Loan must be:

(i)                                     if the currency selected is the Base Currency, a minimum of £5,000,000 or, if less, the Available Facility;

(ii)                                  if the currency selected is euro, a minimum of €5,000,000 or, if less, the Available Facility; or

(iii)                               if the currency selected is an Optional Currency other than euro, the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility; and

(iv)                              in the case of paragraphs (ii) and (iii) above in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4          Lenders’ participation

(a)                                  If the conditions set out in this Agreement have been met, and subject to Clause 7 (Repayment), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)                                 The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                                  The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5          Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.             OPTIONAL CURRENCIES

6.1          Selection of currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request.

6.2          Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)                                  a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)                                 a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day.  In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3                               Participation in a Loan

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

7.                                      REPAYMENT

7.1                               Repayment of Loans

(a)                                  Subject to paragraph (c) below, each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.  The Company shall ensure that all amounts then outstanding are repaid in full on the Termination Date.

(b)                                 Without prejudice to each Borrower’s obligation under paragraph (a) above, if one or more Loans are to be made available to a Borrower:

(i)                                     on the same day that a maturing Loan is due to be repaid by that Borrower;

(ii)                                  in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency); and

(iii)                               in whole or in part for the purpose of refinancing the maturing Loan;

the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that:

(A)                              if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(I)                                    the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(II)                                each Lender’s participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Loan and that Lender will not be required to make its participation in the new Loans available in cash; and

(B)                                if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(I)                                    the relevant Borrower will not be required to make any payment in cash; and

(II)                                each Lender will be required to make its participation in the new Loans available in cash only to the extent that its participation (if any) in the new Loans exceeds that Lender’s participation (if any) in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

(c)                                  At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date and will be treated as separate Loans (the Separate Loans) denominated in the currency in which the relevant participations are outstanding.

(d)                                 Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Interest Period of that Loan.

(e)                                  The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (d) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

8.                                      PREPAYMENT AND CANCELLATION

8.1                               Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)                                  that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)                                 upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)                                  each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2                               Change of control

(a)                                  If any person or group of persons acting in concert gains control of the Company:

(i)                                     the Company shall promptly notify the Agent upon becoming aware of that event;

(ii)                                  a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and

(iii)                               if a Lender so requires and notifies the Agent within 30 Business Days of the earlier of the Company notifying the Agent of the event and that Lender becoming aware of the event, the Agent shall, by not less than 15 Business Days’ written notice to the Company, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)                                 For the purpose of paragraph (a) above:

(i)                                     control has the meaning given to it in the Corporation Tax Act 2010; and

(ii)                                  acting in concert has the meaning given to it in the City Code on Takeovers and Mergers.

8.3                               Voluntary cancellation

The Company may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £5,000,000) of the Available Facility.  Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably.

8.4                               Voluntary Prepayment of Loans

The Borrower to which a Loan has been made may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of £5,000,000).

8.5                               Right of replacement or repayment and cancellation in relation to a single Lender

(a)                                  If:

(i)                                     any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

(ii)                                  any Lender claims indemnification from the Company under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)                                 On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan together with all interest and other amounts accrued under the Finance Documents.

(d)                                 The Company may, in the circumstances set out in paragraph (a) above, on 5 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 24.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)                                  The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)                                     the Company shall have no right to replace the Agent;

(ii)                                  neither the Agent nor any Lender shall have any obligation to find a replacement Lender; and

(iii)                               in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(f)                                    (i)                                     If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 5 Business Days’ notice of cancellation of each Available Commitment of that Lender.

(ii)                                  Upon the notice referred to in paragraph (i) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(iii)                               The Agent shall as soon as practicable after receipt of a notice referred to in subparagraph (i) above, notify all the Lenders.

8.6                               Restrictions

(a)                                  Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                                  Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(d)                                The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)                                  Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)                                    If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g)                                 If all or part of a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the Base Currency Amount of the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.  Any cancellation under this paragraph (g) shall reduce the Commitments of the Lenders rateably.

9.                                      INTEREST

9.1                               Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                  Applicable Margin;

(b)                                 LIBOR or, in relation to any Loan in euro, EURIBOR; and

(c)                                  Mandatory Cost, if any.

9.2                               Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

9.3                               Adjustment to Margin

(a)                                  Subject to paragraphs (b), (c) and (d) below, if the annual audited consolidated financial statements or the consolidated half-year end trading statements of the Group received by the Agent in accordance with Clause 20.1 (Financial statements) and related Compliance Certificate (commencing with the audited consolidated financial statements in respect of the financial year ending on 31 March 2012) show a Fixed Charge Cover Ratio (in respect of the most recently completed Relevant Period) which is within a range set out below, the Applicable Margin shall be the percentage rate per annum specified opposite that range:

Fixed Charge Cover Ratio	Applicable Margin (% per annum)

Equal to 1.75:1 but less than 2.00:1	1.85%

Equal to or greater than 2.00:1 but less than 2.50:1	1.65%

Equal to or greater than 2.50:1 but less than 3.00:1	1.40%

Equal to or greater than 3.00:1	1.20%

(b)                                 The Applicable Margin specified in paragraph (a) above shall take effect from the fifth Business Day after the Agent receives the relevant annual audited consolidated financial statements or the consolidated half-year end trading statements of the Group in accordance with Clause 20.1 (Financial statements) and the related Compliance Certificate.

(c)                                  For so long as:

(i)                                     the Company is in default of its obligations under this Agreement to provide a Compliance Certificate; or

(ii)                                  an Event of Default is continuing,

the Applicable Margin shall be 1.85 per cent. per annum provided that the Applicable Margin as set out in paragraph (a) above will re-apply with effect from the date on which any such Event of Default or such default (as applicable) has ceased to be continuing.

(d)                                 If any annual audited financial statements of the Group and related Compliance Certificate shows that a higher Margin should have applied during a certain period, then the Company shall (or ensure that the relevant Borrower shall) pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Applicable Margin applied during such period.

9.4                               Default interest

(a)                                  If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this Clause 9.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)                                 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)                                 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.5                               Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

10.                               INTEREST PERIODS

10.1                        Selection of Interest Periods

(a)                                  A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)                                 Subject to this Clause 10, a Borrower (or the Company) may select an Interest Period of one, two, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders).

(c)                                  An Interest Period for a Loan shall not extend beyond the Termination Date.

(d)                                 Each Interest Period for a Loan shall start on the Utilisation Date.

(e)                                  A Loan has one Interest Period only.

10.2                        Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.                               CHANGES TO THE CALCULATION OF INTEREST

11.1                        Absence of quotations

Subject to Clause 11.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2                        Market disruption

(a)                                  If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                     the Applicable Margin;

(ii)                                  the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                               the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)                                 In this Agreement Market Disruption Event means:

(i)                                     at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)                                  before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

11.3                        Alternative basis of interest or funding

(a)                                  If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                 Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

11.4                        Break Costs

(a)                                  Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.                               FEES

12.1                        Commitment fee

(a)                                  The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 40 per cent. of the Applicable Margin on that Lender’s Available Commitment for the Availability Period.

(b)                                 The accrued commitment fee is calculated on a daily basis and is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)                                  No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

12.2                        Arrangement fee

The Company shall pay to the Mandated Lead Arrangers and the Bookrunners an arrangement fee in the amount and at the times agreed in a Fee Letter.

12.3                        Agency fee

The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.4                        Documentation Agency Fee

The Company shall pay to the Documentation Agent a documentation agency fee in the amount and at the times agreed in a Fee Letter.

12.5                        Utilisation Fee

(a)                                  The Company shall pay to the Agent for distribution to each Lender pro rata to the proportion such Lender’s Commitment bears to the aggregate Total Commitments at the close of business on each day, a utilisation fee in the Base Currency computed at the following rates:

(i)                                     at any time when the percentage of the aggregate amount of the outstanding Loans to Total Commitments is less than or equal to 33.3 per cent., zero per cent. per annum;

(ii)                                  at any time when the percentage of the aggregate amount of the outstanding Loans to Total Commitments is greater than 33.3 per cent. but less than or equal to 66.67 per cent., 0.25 per cent. per annum; and

(iii)                               at any time when the percentage of the aggregate amount of the outstanding Loan to Total Commitments is greater than 66.67 per cent., 0.50 per cent. per annum,

in each case on the aggregate outstanding Loans at the close of business of each day.

(b)                                 The utilisation fee is calculated and accrues on a daily basis and is payable in arrear on the last day of each successive period of three Months from the date of this Agreement and on the Termination Date.  The accrued Utilisation Fee is also payable to the Agent for a Lender on the date that its Commitment is cancelled and its participation in the Loans prepaid or repaid in full.

13.                               TAX GROSS UP AND INDEMNITIES

13.1                        Definitions

In this Agreement:

HMRC means HM Revenue & Customs.

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Qualifying Lender means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(a)                                  a Lender:

(i)                                     which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document; or

(ii)                                  in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)                                 a Lender which is:

(i)                                     a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)                                  a partnership each member of which is:

(A)                              a company so resident in the United Kingdom; or

(B)                                a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(iii)                               a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company; or

(c)                                  a Treaty Lender.

Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                  a company resident in the United Kingdom for United Kingdom tax purposes;

(b)                                 a partnership each member of which is:

(i)                                     a company so resident in the United Kingdom; or

(ii)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(c)                                 a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

Treaty Lender means a Lender which:

(a)                                  is treated as a resident of a Treaty State for the purposes of the Treaty;

(b)                                 does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)                                  meets all other conditions in the relevant Treaty for full exemption from Tax imposed by the United Kingdom on interest, except for this purpose it is assumed that the following are fulfilled:

(i)                                     any conditions or parts of conditions which relate (expressly or by implication) to there being an absence of any special relationship between a Borrower and a Lender or between both of them and another person;

(ii)                                  any conditions or parts of conditions which relate (expressly or by implication) to the amount or terms of any loan; and

(iii)                               any necessary procedural formalities.

Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

UK Non-Bank Lender means where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment Agreement, Transfer Certificate or Increase Confirmation which it executes on becoming a Party.

Unless a contrary indication appears, in this Clause 13 a reference to determines or determined means a determination made by the relevant person acting reasonably.

13.2                        Tax gross-up

(a)                                  Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)                                  If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)                                     the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or

(ii)                                  the relevant Lender is a Qualifying Lender solely by virtue of paragraph (b) of the definition of Qualifying Lender; and:

(A)                              an officer of HMRC has given (and not revoked) a direction (a Direction) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(B)                                the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)                               the relevant Lender is a Qualifying Lender solely by virtue of paragraph (b) of the definition of Qualifying Lender and:

(A)                              the relevant Lender has not given a Tax Confirmation to the Company; and

(B)                                the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)                              the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

(e)                                  If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                                    Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)                                 (i)                                     Subject to paragraph (ii) below, a Treaty Lender  and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)                                  Nothing in paragraph (i) above shall require a Treaty Lender to:

(A)                              register under the HMRC DT Treaty Passport scheme;

(B)                                apply the HMRC DT Treaty Passport scheme to any Utilisation if it has so registered; or

(C)                                file Treaty forms if: (A) it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (a) of Clause 13.6 (HMRC DT Treaty Passport scheme confirmation); (B) the Agent has complied with its obligations under Clause 24.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Company) with respect to the relevant Transfer Certificate, Assignment Agreement or Increase Confirmation; and (C) the Obligor making that payment has not complied with its obligations under paragraph (a) of Clause 13.6 (HMRC DT Treaty Passport scheme confirmation).

(h)                                 A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation.

13.3                        Tax indemnity

(a)                                  The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                                 Paragraph (a) above shall not apply:

(i)                                     with respect to any Tax assessed on a Finance Party:

(A)                              under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                                under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                                  to the extent a loss, liability or cost:

(A)                              is compensated for by an increased payment under Clause 13.2 (Tax gross-up); or

(B)                                would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 13.2 (Tax gross-up) applied.

(c)                                  A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d)                                 A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4                        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)                                  a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)                                 that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5                        Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a)                                  not a Qualifying Lender;

(b)                                 a Qualifying Lender (other than a Treaty Lender); or

(c)                                  a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Clause 13.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company).  For the avoidance of doubt, a Transfer Certificate, Assignment Agreement or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 13.5.

13.6                        HMRC DT Treaty Passport scheme confirmation

(a)                                  A New Lender or an Increase Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication, to that effect, for the benefit of the Agent and without liability to any Obligor, in the Transfer Certificate, Assignment Agreement or Increase Confirmation which it executes by including its scheme reference number and its jurisdiction of tax residence in that Transfer Certificate, Assignment Agreement or Increase Confirmation.

(b)                                 Where a New Lender or an Increase Lender includes the indication described in paragraph (a) above in the relevant Transfer Certificate, Assignment Agreement or Increase Confirmation and the Agent has complied with its obligations under Clause 24.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Company) with respect to the relevant Transfer Certificate, Assignment Agreement or Increase Confirmation:

(i)                                     each Borrower which is a Party as a Borrower as at the relevant Transfer Date or the date on which the increase in Total Commitments described in the relevant Increase Confirmation takes effect shall, to the extent that that New Lender or Increase Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to Clause 2.1 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of that Transfer Date or that date on which the increase in Total Commitments takes effect (or within such other period as required under the HMRC DT Treaty Passport scheme) and shall promptly provide the Lender with a copy of that filing; and

(ii)                                  each Additional Borrower which becomes an Additional Borrower after the relevant Transfer Date or the date on which the increase in Total Commitments described in the relevant Increase Confirmation takes effect shall, to the extent that that New Lender or Increase Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to Clause 2.1 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of becoming an Additional Borrower (or within such other period as required under the HMRC DT Treaty Passport scheme) and shall promptly provide the Lender with a copy of that filing.

(c)                                  If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (a) of this Clause 13.6, no Obligor shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Utilisation.

13.7                        Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, except for any such Tax payable in connection with any assignment or transfer of rights under this Agreement by a Lender or any Transfer Certificate, Assignment Agreement or Finance Document pursuant to which such an assignment or transfer is made.

13.8                        VAT

(a)                                  All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any applicable VAT which is chargeable on any such supply or supplies, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and the Finance Party is required to account for the VAT, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)                                 If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), such Party shall also pay to the Supplier (if the Supplier is required to account for the VAT) or the Recipient (if the Recipient is required to account for the VAT) (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(c)                                  Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)                                 Any reference in this Clause 13.8 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

14.                               INCREASED COSTS

14.1                        Increased costs

(a)                                  Subject to Clause 14.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)                                 In this Agreement Increased Costs means:

(i)                                     a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2                        Increased cost claims

(a)                                  A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

14.3                        Exceptions

(a)                                  Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                                     attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)                                  compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);

(iii)                               compensated for by the payment of the Mandatory Cost;

(iv)                              attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)                                 attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)                                 In this Clause 14.3:

(i)                                     a reference to a Tax Deduction has the same meaning given to the term in Clause 13.1 (Definitions); and

(ii)                                  Basel III means:

(A)                              any agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and

(B)                                any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

15.                               OTHER INDEMNITIES

15.1                        Currency indemnity

(a)                                  If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor;

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2                        Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                                  the occurrence of any Event of Default;

(b)                                 a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

(c)                                  funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)                                 a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

15.3                        Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                                  investigating any event which it reasonably believes is a Default; or

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.                               MITIGATION BY THE LENDERS

16.1                        Mitigation

(a)                                  Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross-up and indemnities), Clause 14 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2                        Limitation of liability

(a)                                  The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.                               COSTS AND EXPENSES

17.1                        Transaction expenses

The Company shall promptly on demand pay the Agent, the Mandated Lead Arrangers and the Bookrunners the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)                                  this Agreement and any other documents referred to in this Agreement; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

17.2                        Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.10 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3                        Enforcement costs

The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

18.                               GUARANTEE AND INDEMNITY

18.1                        Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                  guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 if the amount claimed had been recoverable on the basis of a guarantee.

18.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3                        Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 18 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4                        Waiver of defences

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)                                  any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)           any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)           any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)            any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)           any insolvency or similar proceedings.

18.5        Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)           refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)           hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 18.

18.7        Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18:

(a)           to be indemnified by an Obligor;

(b)           to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)           to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)           to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and Indemnity);

(e)           to exercise any right of set-off against any Obligor; and/or

(f)            to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 29 (Payment mechanics).

18.8        Release of Guarantors’ right of contribution

If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)           that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)           each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

18.9        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19.          REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement.

19.1        Status

(a)           It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)           It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2        Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 25 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

19.3        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)           any law or regulation applicable to it;

(b)           its or any of its Subsidiaries’ constitutional documents; or

(c)           any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets.

19.4        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5        Validity and admissibility in evidence

All Authorisations required or desirable:

(a)           to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)           to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

19.6        Governing law and enforcement

(a)           The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)           Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

19.7        Deduction of Tax

It is not required under the law of the United Kingdom to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Lender which is:

(a)           a Qualifying Lender:

(i)            falling within paragraph (a) of the definition of Qualifying Lender; or

(ii)           except where a Direction has been given under section 931 of the ITA in relation to the payment concerned, falling within paragraph (b) of the definition of Qualifying Lender; or

(b)           a Treaty Lender and the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488),

or, in the case of a Guarantor, it is not required under the law of the United Kingdom to make any deduction for or on account of Tax from any payment it may make under the guarantee to a Qualifying Lender falling within paragraphs (a)(ii) or (b) above.

19.8        No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, excluding for this purpose any assignment or transfer of rights under this Agreement by a Lender and any Transfer Certificate, Assignment Agreement or Finance Document pursuant to which such an assignment or transfer is made.

19.9        No default

(a)           No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)           No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

19.10      No misleading information

(a)           Any factual information provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)           The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of assumptions considered at the time to be reasonable.

(c)           Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

19.11      Financial statements

(a)           Its Original Financial Statements were prepared in accordance with UK GAAP consistently applied.

(b)           Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Company) during the relevant financial year.

(c)           There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date of the Original Financial Statements.

19.12      Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.13      No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, could reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

19.14      Intellectual Property

It and each of its Subsidiaries:

(a)           is the sole legal an beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its businesses as it is being conducted;

(b)           does not, in carrying on its business, infringe any Intellectual Property of any third party in any material respect; and

(c)           has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

19.15      Material Subsidiaries

As at the date of this Agreement the Material Subsidiaries of the Company are:

(a)           ISe.Net Solutions Limited;

(b)           New Technology Insurance;

(c)           The Carphone Warehouse Limited;

(d)           The Phone House Deutschland GmbH;

(e)           The Phone House Telekom GmbH;

(f)            The Phone House SAS; and

(g)           The Phone House SLU.

19.16      Taxation

(a)           It is not (and none of its Subsidiaries is) materially overdue on the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax to the extent that this has or could be reasonably expected to have a Material Adverse Effect.

(b)           No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Tax which has or is reasonably likely to have a Material Adverse Effect.

19.17      Insurance

It and each of its Subsidiaries maintains insurances over its assets and business to such an extent and against such risks which:

(a)           are required to be insured against under any applicable law or regulation; or

(b)           companies engaged in similar business normally insure.

19.18      Environmental

No Environmental Claim has been commenced or (to the best of the Company’s knowledge and belief having made due and careful enquiry) is threatened against any member of the Group where that Environmental Claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

19.19      Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)           the date of each Utilisation Request and the first day of each Interest Period; and

(b)           in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

20.          INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1        Financial statements

The Company shall supply to the Agent in sufficient copies for all the Lenders:

(a)           as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

(i)            its audited consolidated financial statements for that financial year; and

(ii)           the financial statements of each Obligor for that financial year (audited only to the extent that such Obligor is required by the law of its jurisdiction of incorporation to prepare audited financial statements); and

(b)           as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years its consolidated (but not audited) trading statements for that financial half year.

20.2        Compliance Certificate

(a)           The Company shall supply to the Agent, with each set of financial statements and each set of trading statements delivered pursuant to paragraph (a)(i) or (b) of Clause 20.1 (Financial statements), a Compliance Certificate:

(i)            setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) as at the date as at which those financial statements were drawn up or as at the last day of the Relevant Period;

(ii)           setting out the extent of any adjustments to EBITDA pursuant to Clause 21.4 (Pro forma adjustment for acquisition/disposals);

(iii)          listing each Material Subsidiary; and

(iv)          confirming that no Default is continuing (or if a Default is continuing, specifying the Default and the steps being taken to remedy it).

(b)           Each Compliance Certificate shall be signed by two directors of the Company.

20.3        Requirements as to financial statements

(a)           Each set of financial statements delivered by the Company pursuant to Clause 20.1 (Financial statements) shall be certified by two directors of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(b)           The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 20.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

(i)            a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)           sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 21 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.4        Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)           all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)           promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, reasonably be expected to have a Material Adverse Effect; and

(c)           promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

20.5        Notification of default

(a)           Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)           Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.6        Use of websites

(a)           The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the Designated Website) if:

(i)            the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)           both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)          the information is in a format previously agreed between the Company and the Agent.

If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)           The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c)           The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)            the Designated Website cannot be accessed due to technical failure;

(ii)           the password specifications for the Designated Website change;

(iii)          any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)          any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)           the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)           Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Company shall comply with any such request within ten Business Days.

20.7         “Know your customer” checks

(a)            If:

(i)            the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)           any change in the status of an Obligor after the date of this Agreement; or

(iii)          a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)           Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)           The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 25 (Changes to the Obligors).

(d)           Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

21.          FINANCIAL COVENANTS

21.1        Financial Covenant Definitions

In this Clause 21:

EBIT means, in relation to any Relevant Period, the total consolidated operating profit of the Group for that Relevant Period before taking into account:

(a)           Net Interest Expense;

(b)           Tax;

(c)           any share of the profit of any associated company or undertaking, except for dividends received in cash by any member of the Group; and

(d)           all extraordinary and exceptional items.

EBITA means, in relation to any Relevant Period, EBIT for that Relevant Period after adding back all amounts provided for amortisation and write-downs of goodwill and other intangible assets.

EBITDA means, in relation to any Relevant Period, EBIT for that Relevant Period after adding back all amounts provided for depreciation, amortisation and write-downs of goodwill and other intangible assets.

Net Debt means, on any Relevant Date, Total Debt as at that time, less:

(a)                                  any cash in hand or on deposit at call with any bank or financial institution incorporated in any OECD country;

(b)                                 certificates of deposit, maturing within one year after the relevant date of calculation, issued by a bank with a rating of A or higher (from Standard & Poor’s Rating Group or Fitch Limited) or A2 or higher (from Moody’s Investor Services) or a comparable rating from an internationally recognised credit rating agency for its long-term debt obligations;

(c)                                  any investment in marketable obligations issued or guaranteed by the government of the United States of America, the U.K. or a member state of the European Union with a credit rating of AAA by Standard & Poor’s Ratings Group or Fitch Limited or Aaa by Moody’s Investors Services, Inc. or by an instrumentality or agency of the government of the United States of America, the U.K. or such member state of the European Union having an equivalent credit rating to the government of the United States of America, the U.K. or such member state of the European Union respectively;

(d)                                 open market commercial paper, corporate bonds or similar investments:

(i)                                     for which a recognised trading market exists;

(ii)                                  issued in the United States of America, the U.K. or a member state of the European Union with a credit rating of AAA by Standard & Poor’s Ratings Group or Fitch Limited or Aaa by Moody’s Investors Services, Inc.;

(iii)                               which mature within one year after the relevant date of calculation or which are repayable at call; and

(iv)                              which, on the relevant date of calculation, has a:

(A)                              short term credit rating of either A-1 by Standard & Poor’s Ratings Group, F-1 by Fitch Limited or P-1 by Moody’s Investors Services, Inc. in the case of investments maturing within one year of issue; or

(B)                                long term credit rating of either A by Standard & Poor’s Ratings Group or Fitch Limited or A2 by Moody’s Investors Services, Inc. in the case of any other investments; or

(e)                                  the value of any investment in any money market or similar fund which in each case has a credit rating of either AAA by Standard & Poor’s Ratings Group or Fitch Limited or Aaa by Moody’s Investors Services, Inc. provided that:

(i)                                     that investment is repayable at call; or

(ii)                                  under the terms of that fund, a member of the Group has the right to be repaid the value of that investment on not more than 7 days’ notice,

to the extent that:

(i)                                     the items in paragraphs (a) to (e) above (inclusive) are denominated in any freely convertible and transferable currencies;

(ii)                                  those items are beneficially owned by any member of the Group and are unencumbered by any Security;

(iii)                               no other person (except as a result of mandatory provisions of law applying to companies generally in the relevant jurisdiction of incorporation) has a prior claim which would at that time rank in priority to a claim by any other unsecured and unsubordinated creditor against those items on an insolvency of the relevant member of the Group; and

(iv)                              those items do not constitute cash that has been reserved by a member of the Group for the purposes of complying with  regulatory requirements specifically relating to the insurance business.

Net Interest Expense means, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by the Group in that Relevant Period in respect of Total Debt:

(a)                                  including the interest element of leasing and hire purchase payments;

(b)                                 including commitment fees, utilisation fees, commissions, arrangement fees and guarantee fees; and

(c)                                  including amounts in the nature of interest payable in respect of any shares redeemable before the Termination Date,

after (but without double counting):

(i)                                     adding back the net amount payable (or deducting the net amount receivable) by members of the Group in respect of that Relevant Period under any interest or (so far as they relate to interest) currency hedging arrangements; and

(ii)                                  deducting interest income of the Group in respect of that Relevant Period to the extent freely distributable to a member of the Group in cash.

Relevant Date means 31 March or 30 September in any year or the closest Saturday to those dates on which the Group prepares consolidated accounts.

Relevant Period means each period of 12 Months ending on a Relevant Date.

Rental and Operating Lease Expenditure means, in relation to any Relevant Period, the aggregate amount of all rent and other charges and payments accrued under any lease agreement or arrangement (other than any lease or hire-purchase contract which would, in accordance with UK GAAP, be treated as a finance or capital lease) (whether or not paid, payable or capitalised) accrued by the Group in that Relevant Period.

Total Debt means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of members of the Group owed to persons outside the Group other than any indebtedness referred to in paragraph (g) of the definition of Financial Indebtedness, and any guarantee or indemnity in respect of that indebtedness, and without double-counting items referred to in the definition of Financial Indebtedness.

For this purpose, any amount outstanding or repayable in a currency other than the Base Currency shall on that day be taken into account:

(a)                                  if an audited consolidated balance sheet of the Group has been prepared as at that day, in its Base Currency equivalent at the rate of exchange used for the purpose of preparing that balance sheet; and

(b)                                 in any other case, in its Base Currency equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with UK GAAP.

21.2        Leverage Ratio

The Company shall ensure that the ratio of Net Debt on each Relevant Date to EBITDA for the Relevant Period ending on such Relevant Date does not exceed 2.5:1.

21.3        Fixed Charge Cover Ratio

The Company shall ensure that the ratio (the Fixed Charge Cover Ratio) of:

(a)                                  EBITDA before taking into account Rental and Operating Lease Expenditure; to

(b)                                 Net Interest Expense plus Rental and Operating Lease Expenditure,

is not less than 1.75:1 in respect of any Relevant Period.

21.4        Pro forma adjustment for acquisition/disposals

If, and to the extent that, any member of the Group acquires or disposes of any business or Subsidiary after the date of this Agreement:

(a)                                  for any Relevant Period ending less than 12 Months after the date on which any such business or Subsidiary is acquired, EBITDA will be calculated on a pro forma basis as if such business or Subsidiary had been acquired by the Group at the beginning of that Relevant Period;

(b)                                 for any Relevant Period ending less than 12 Months after the date on which any such business or Subsidiary is disposed of, EBITDA will be calculated on a pro forma basis as if such business or Subsidiary had been disposed of by the Group at the beginning of that Relevant Period; and

(c)                                  if any such adjustment is made to EBITDA for any Relevant Period, the Company will set out in the Compliance Certificate for that Relevant Period details of that adjustment.

21.5        Interpretation

An accounting term used in this Clause 21 (Financial Covenants) or a reference to a financial definition being determined in accordance with GAAP is to be construed in accordance with the principles applied in accordance with UK GAAP.

22.          GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1        Authorisations

Each Obligor shall promptly:

(a)                                  obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2        Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

22.3        Negative pledge

In this Clause 22.3, Quasi-Security means an arrangement or transaction described in paragraph (b) below.

(a)                                  No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                                 No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                              enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Paragraphs (a) and (b) above shall not apply to:

(i)                                     any netting or set-off arrangement entered into by any member of the Group (including but not limited to intra-Group cash management or cash-pooling arrangements) in the ordinary course of its banking or intra-Group arrangements for the purpose of netting debit and credit balances;

(ii)                                  any lien arising by operation of law and in the ordinary course of day to day business;

(iii)                               any lien created in favour of a bank in the ordinary course of its banking arrangements pursuant to standard banking terms of business;

(iv)                              any Security or Quasi-Security given on arm’s length and normal commercial terms in connection with an acquisition or disposal which is a Permitted Acquisition or Permitted Disposal provided that such Security or Quasi-Security is discharged within 60 days of the date of such acquisition or disposal transaction;

(v)                                 any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(A)                              the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(B)                                the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(C)                                the Security or Quasi-Security is removed or discharged within 60 days of the date of acquisition of such asset;

(vi)                              any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(A)                              the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(B)                                the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(C)                                the Security or Quasi-Security is removed or discharged within 60 days of that company becoming a member of the Group;

(vii)                           any Security or Quasi-Security over goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of day to day business;

(viii)                        any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to the definition of Permitted Financial Indebtedness;

(ix)                                any Security or Quasi-Security securing the Existing Facilities until the date falling 45 days after the date of first Utilisation of the Facility;

(x)                                   any Security or Quasi-Security arising as a result of legal proceedings discharged within 60 days or otherwise contested in good faith by appropriate proceedings;

(xi)                                any Security or Quasi-Security securing any sale and leaseback involving an asset or assets the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other sale and leaseback involving an asset or assets given by any member of the Group) does not exceed £25,000,000 (or its equivalent in any other currency or currencies);

(xii)                             any Security or Quasi-Security entered into pursuant to any Finance Document;

(xiii)                          any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group; or

(xiv)                         any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (i) to (xiii) above) does not exceed £25,000,000 (or its equivalent in any other currency or currencies).

22.4        Disposals

(a)                                  No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)                                 Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)                                     made in the ordinary course of day to day business of the disposing entity;

(ii)                                  of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)                               of obsolete or redundant vehicles, plant and equipment for cash;

(iv)                              of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(v)                                 arising as a result of any Permitted Security; or

(vi)                              where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) to (v) above) does not exceed £50,000,000 (or its equivalent in any other currency or currencies) in any financial year.

22.5        Acquisitions

(a)                                  No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)                                     acquire a company or shares or Securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)                                  incorporate a company.

(b)                                 Paragraph (a) does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)                                     in the ordinary course of day to day business of the relevant member of the Group;

(ii)                                  of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(iii)                               of shares or securities pursuant to an issue of shares by a member of the Group permitted under this Agreement;

(iv)                              of securities which are Cash Equivalent Investments; or

(v)                                 of (1) the issued share capital of a limited liability company (including by way of formation) or (2) (if the acquisition is made by a limited liability company whose sole purpose is to make the acquisition) a business or undertaking carried on as a going concern, but only if:

(A)                              no Event of Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(B)                                the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Permitted Acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of acquisition does not in any financial year of the Company exceed in aggregate £50,000,000 (or its equivalent in any other currency or currencies).

22.6        Merger

No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any merger (including an amalgamation, demerger, merger, consolidation, liquidation or corporate reorganisation) other than on a solvent basis of any members of the Group (other than the Company and in respect of a Guarantor only where such successor entity becomes a Guarantor under this Agreement on substantially the same terms as that Guarantor) where all of the business and assets (including shares) remain within the Group and the value or percentage of any minority interest in any member of the Group held by a person which is not a member of the Group is not increased.

22.7        Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company, the Obligors or the Group taken as a whole from that carried on at the date of this Agreement.

22.8        Loans or credit

(a)                                  The Company shall ensure that no other member of the Group will be a creditor in respect of any loan or credit to any person that is not a member of the Group.

(b)                                 Paragraph (a) shall not apply to:

(i)                                     any trade credit extended to a customer on normal commercial terms and in the ordinary course of such other member of the Group’s day to day business activities;

(ii)                                  Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness;

(iii)                               a loan made by a member of the Group to any of the officers or employees of any other member of the Group in connection with management or employee incentive or remuneration arrangements, if the amount of such loan when aggregated with the amount of all loans made by a member of the Group to any of the officers or employees of any other member of the Group in connection with management or employee incentive or remuneration arrangements does not exceed £5,000,000 (or its equivalent in any other currency or currencies) at any time;

(iv)                              a loan made under cash pooling arrangements and which is entered into by any member of the Group in the ordinary course of its banking or intra-Group funding arrangements; or

(v)                                 any loan not otherwise referred to in paragraphs (i) to (iv) above so long as the aggregate amount of the Financial Indebtedness under such loans does not exceed £5,000,000 (or its equivalent in any other currency or currencies) at any time.

(c)                                  The Company shall not and shall procure that no member of the Group will make available, grant or provide any loan or credit to, guarantee any obligation of or for the benefit of, or enter into any transaction having a similar economic effect to the foregoing with any direct shareholder of the Company or any Holding Company of any direct shareholder of the Company.

22.9        Pari passu ranking

Each Obligor shall ensure that their payment obligations under the Finance Documents rank at least pari passu with all their present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

22.10      Financial Indebtedness

(a)                                  The Company shall ensure that no other member of the Group will incur (or agree to incur) or allow to remain outstanding any Financial Indebtedness.

(b)                                 Paragraph (a) shall not apply to:

(i)                                     Financial Indebtedness owed by such other member of the Group to another member of the Group;

(ii)                                  Financial Indebtedness that is contemplated by the definition of Permitted Loan, Permitted Security or Permitted Guarantees;

(iii)                               Financial Indebtedness incurred under or in connection with the Existing Facilities until repaid from the proceeds of the first Utilisation of the Facility; or

(iv)                              other Financial Indebtedness the unpaid principal amount of which, when aggregated with the unpaid principal amount of all other Financial Indebtedness (other than any permitted under paragraphs (i) to (iii) above) of such other members of the Group does not exceed £25,000,000 or its equivalent in any other currency or currencies (calculated at the time that the relevant Financial Indebtedness is incurred).

22.11      Guarantees

(a)                                  The Company shall ensure that no other member of the Group will incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)                                 Paragraph (a) shall not apply to:

(i)                                     any guarantee given by a member of the Group in respect of the obligations of another member of the Group in the ordinary course of day to day business;

(ii)                                  any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of day to day business;

(iii)                               any guarantee given in respect of the netting or set off arrangement permitted pursuant to paragraph (c)(i) of Clause 22.3 (Negative pledge);

(iv)                              any guarantee given on arm’s length and normal commercial terms in connection with an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal provided such guarantee is discharged within 60 days of the date of the acquisition or disposal transaction;

(v)                                 any guarantee as contemplated by the definition of Permitted Financial Indebtedness;

(vi)                              any  guarantee provided in respect of the Existing Facilities until such Existing Facilities are repaid from the proceeds of the first Utilisation of the Facility; or

(vii)                           any guarantee not otherwise referred to in paragraphs (i) to (vi) above so long as the aggregate amount of the Financial Indebtedness under such guarantees does not exceed £5,000,000 (or its equivalent in any other currency or currencies) at any time.

22.12      Insurance

The Company shall (and shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business.

22.13      Arm’s length basis

(a)                                  The Company shall not (and shall ensure that no member of the Group will) enter into any transaction with any person except on an arm’s length terms and for full market value.

(b)                                 Paragraph (a) shall not apply to:

(i)                                     intra-Group loans which constitute Permitted Loans;

(ii)                                  fees, costs and expenses payable under the Finance Documents; or

(iii)                               any transaction constituting a Permitted Guarantee, Permitted Security, Permitted Acquisition, Permitted Disposal or Permitted Financial Indebtedness.

22.14      Existing Facilities

(a)                                  The Company shall not make any additional utilisations under the Existing Facilities from the date of this Agreement and shall cancel the Existing Facilities and repay any amounts accrued under or in connection with the Existing Facilities in full from the proceeds of the first Utilisation of the Facility.

(b)                                 The Company shall discharge any Security and Quasi-Security in respect of the Existing Facilities as soon as possible after the first Utilisation of the Facility and in any event within 45 days after the first Utilisation of the Facility.

23.          EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 23 is an Event of Default (save for Clause 23.14 (Acceleration)).

23.1        Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)                                  its failure to pay is caused by:

(i)                                     administrative or technical error; or

(ii)                                  a Disruption Event; and

(b)           payment is made within 3 Business Days of its due date.

23.2        Financial covenants and other obligations

Any requirement of Clause 21 (Financial covenants) is not satisfied or an Obligor does not comply with the provisions of Clause 20.1 (Financial Statements), Clause 22.3 (Negative Pledge), Clause 22.4 (Disposals), Clause 22.5 (Acquisitions), Clause 22.6 (Merger), Clause 22.7 (Change of Business), Clause 22.8 (Loans or Credit), Clause 22.9 (Pari Passu Ranking), Clause 22.10 (Financial Indebtedness), Clause 22.11 (Guarantees and Indemnities), Clause 22.13 (Arm’s length basis) or Clause 22.14 (Existing Facilities).

23.3        Other obligations

(a)                                  An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial covenant and other obligations).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 days of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply.

23.4        Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, unless the underlying circumstances giving rise to the misrepresentation are capable of remedy and are remedied within 15 days of the earlier of the Agent giving notice to the Company and the Company becoming aware of the misrepresentation.

23.5        Cross default

(a)                                  Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)                                 Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                  No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than £5,000,000 (or its equivalent in any other currency or currencies).

23.6        Insolvency

(a)                                  Any Material Subsidiary or Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling its indebtedness.

(b)                                 The value of the assets of any Material Subsidiary or Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)                                  A moratorium is declared in respect of any indebtedness of any Material Subsidiary or Obligor.

23.7        Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                  the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)                                 a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(c)                                  the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(d)                                 enforcement of any Security over any assets of any member of the Group securing an amount in excess of £5,000,000 (or its equivalent in any other currency or currencies), or any analogous procedure or step is taken in any jurisdiction.

This Clause 23.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement.

23.8        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any member of the Group having an aggregate value of £5,000,000 (or its equivalent in any other currency or currencies) and is not discharged within 14 days.

23.9        Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company.

23.10      Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

23.11      Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.12      Material adverse change

Any event or circumstance or series of events or circumstances occurs which has or could reasonably be expected to have a Material Adverse Effect.

23.13      Cessation of Business

The Group taken as a whole suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a substantial part of its business except as a result of any disposal allowed under this Agreement.

23.14      Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)                                  cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)                                 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

24.          CHANGES TO THE LENDERS

24.1        Assignments and transfers by the Lenders

Subject to this Clause 24, a Lender (the Existing Lender) may:

(a)                                  assign any of its rights;

(b)                                 transfer by novation any of its rights and obligations; or

(c)                                  sub-participate any of its rights and obligations,

in the case of each of paragraphs (a) to (c) above, to:

(i)                                     another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which is a Qualifying Lender; or

(ii)                                  following an Event of Default which is continuing, another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets,

(in each case, in respect of an assignment of any of the Existing Lender’s rights or a transfer by novation of any of the Existing Lender’s rights and obligations only, the New Lender).

24.2        Conditions of assignment or transfer

(a)                                  The prior written consent of the Company is required for an assignment, transfer or sub-participation by an Existing Lender, unless:

(i)                                     the assignment, transfer or sub-participation is to another Lender or an Affiliate of a Lender;

(ii)                                  in the case of a sub-participation, there is no transfer of voting rights or the right to consent to any amendments or waivers in respect of the Finance Documents; or

(iii)                               an Event of Default is continuing.

(b)                                 The consent of the Company to an assignment, transfer or sub-participation must not be unreasonably withheld or delayed.  The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)                                  The consent of the Company to an assignment, transfer or sub-participation must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)                                 An assignment will only be effective on:

(i)                                     receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)                                  performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(e)                                  A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

(f)                                    If:

(i)                                     a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(g)                                 Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.3        Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £1,500.

24.4        Limitation of responsibility of Existing Lenders

(a)                                  Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                  the financial condition of any Obligor;

(iii)                               the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5        Procedure for transfer

(a)                                  Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                                  Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(ii)                                  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                               the Agent, the Mandated Lead Arrangers, the Bookrunners, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arrangers, the Bookrunners and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                              the New Lender shall become a Party as a Lender.

24.6        Procedure for assignment

(a)                                  Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this

Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                                 The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                                  Subject to Clause 24.9 (Pro rata interest settlement), on the Transfer Date:

(i)                                     the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                  the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)                               the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)                                 Lenders may utilise procedures other than those set out in this Clause 24.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 24.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer).

24.7        Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable and in any event within five Business Days after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

24.8        Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                  any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                 in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                     release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24.9        Pro rata interest settlement

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 24.5 (Procedure for transfer) or any assignment pursuant to Clause 24.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)                                  any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)                                 the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)                                     when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)                                  the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 24.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

25.          CHANGES TO THE OBLIGORS

25.1        Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2        Additional Borrowers

(a)                                  Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.7 (“Know your customer” checks) and any necessary amendments to this Agreement reasonably required by the Agent or the Company in respect of an Additional Borrower incorporated in a jurisdiction other than the same jurisdiction as an existing Obligor, the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower.  That Subsidiary shall become an Additional Borrower if:

(i)            that Subsidiary is incorporated in the United Kingdom or any other jurisdiction approved by all the Lenders;

(ii)                                  that Subsidiary also becomes an Additional Guarantor;

(iii)                               the Company delivers to the Agent a duly completed and executed Accession Letter;

(iv)                              the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)                                 the Agent has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)                                 The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent).

(c)                                  Upon becoming an Additional Borrower that Subsidiary shall make any filings (and provide copies of such filings) as required by paragraph (a) of Clause 13.6 (HMRC DT Treaty Passport scheme confirmation) in accordance with that paragraph.

25.3        Resignation of a Borrower

(a)                                  The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)                                 The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                     no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)                                  the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

25.4        Additional Guarantors

(a)                                  Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 20.7 (“Know your customer” checks) and any necessary amendments to this Agreement reasonably required by the Agent or the Company in respect of an Additional Guarantor incorporated in a jurisdiction other than the same jurisdiction as an existing Obligor, the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor.  That Subsidiary shall become an Additional Guarantor if:

(i)                                     the Company delivers to the Agent a duly completed and executed Accession Letter; and

(ii)                                  the Agent has received all of the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)                                 The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part B of Schedule 2 (Conditions precedent).

25.5        Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.6        Resignation of a Guarantor

(a)                                  The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)                                 The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                     no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

(ii)                                  all the Lenders have consented to the Company’s request;

(iii)                               no payment is due from the Guarantor under the Finance Documents; and

(iv)                              where that Guarantor is also a Borrower, it has resigned as a Borrower in accordance with Clause 25.3 (Resignation of a Borrower).

26.          ROLE OF THE AGENT, THE MANDATED LEAD ARRANGERS AND THE BOOKRUNNERS

26.1        Appointment of the Agent

(a)                                  Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2        Duties of the Agent

(a)                                  Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)                                Without prejudice to Clause 24.7 (Copy of Transfer Certificate or Assignment Agreement or Increase Confirmation to Company), paragraph (a) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(c)                                  Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)                                 If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)                                  If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Mandated Lead Arrangers or the Bookrunners) under this Agreement it shall promptly notify the other Finance Parties.

(f)                                    The Agent shall provide to the Company within 5 Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

(g)                                 The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

26.3        Role of the Mandated Lead Arrangers and the Bookrunners

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers and the Bookrunners have no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4        No fiduciary duties

(a)                                  Nothing in this Agreement constitutes the Agent, the Mandated Lead Arrangers or the Bookrunners as a trustee or fiduciary of any other person.

(b)                                 Neither the Agent, the Mandated Lead Arrangers or the Bookrunners shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5        Business with the Group

The Agent, the Mandated Lead Arrangers and the Bookrunners may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.6        Rights and discretions of the Agent

(a)                                  The Agent may rely on:

(i)                                     any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                  any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                     no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)                                  any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)                               any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                                  The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                 The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                                  The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                                    Without prejudice to the generality of paragraph (e) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

(g)                                 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Mandated Lead Arrangers nor the Bookrunners are obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.7        Majority Lenders’ instructions

(a)                                  Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)                                 Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                                  The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                                 In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                  The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8        Responsibility for documentation

Neither the Agent, the Mandated Lead Arrangers nor the Bookrunners:

(a)                                  are responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arrangers, the Bookrunners, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum;

(b)                                 are responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document;

(c)                                  are responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.9        Exclusion of liability

(a)                                  Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 29.11 (Disruption to Payment Systems etc.), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

(c)                                  The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)                                 Nothing in this Agreement shall oblige the Agent, the Mandated Lead Arrangers or the Bookrunners to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent, the Mandated Lead Arrangers and the Bookrunners that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Mandated Lead Arrangers or the Bookrunners.

26.10      Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 29.11 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent)  in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.11      Resignation of the Agent

(a)                                  The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

(b)                                 Alternatively the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c)                                  If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)                                 The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)                                  The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                                    Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26.  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                                After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Agent shall resign in accordance with paragraph (b) above.

26.12      Replacement of the Agent

(a)                                  After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)                                 The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)                                  The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent.  As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)                                 Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

26.13      Confidentiality

(a)                                  In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

26.14      Relationship with the Lenders

(a)                                  Subject to Clause 24.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                     entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                  entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

(c)                                  Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 31.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and paragraph (a)(iii) of Clause 31.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.15      Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Mandated Lead Arrangers and the Bookrunners that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                  the financial condition, status and nature of each member of the Group;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                 the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.16      Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.17      Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.          CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                  interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.          SHARING AMONG THE FINANCE PARTIES

28.1        Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)                                  the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)                                 the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.6 (Partial payments).

28.2        Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 29.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

28.3        Recovering Finance Party’s rights

On a distribution by the Agent under Clause 28.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

28.4        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                  each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

28.5        Exceptions

(a)                                  This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                  that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

29.          PAYMENT MECHANICS

29.1        Payments to the Agent

(a)                                  On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

29.2        Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its

Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

29.3        Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4        Clawback

(a)                                  Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

29.5        Impaired Agent

(a)                                  If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 29.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents.  In each case such payments must be made on the due date for payment under the Finance Documents.

(b)                                 All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)                                  A Party which has made a payment in accordance with this Clause 29.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)                                Promptly upon the appointment of a successor Agent in accordance with Clause 26.12 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 29.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 29.2 (Distributions by the Agent).

29.6        Partial payments

(a)                                  If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)                               thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                              fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

29.7        No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.8        Business Days

(a)                                  Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.9        Currency of account

(a)                                  Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                 A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)                                  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                  Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

29.10      Change of currency

(a)                                  Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.11      Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a)                                  the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)                                 the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)                                  the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                 any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and Waivers);

(e)                                  the Agent shall not be liable for any damages, costs or losses whatsoever  (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.11; and

(f)                                    the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

30.          SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.          NOTICES

31.1        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                  in the case of the Company, that identified with its name below;

(b)                                 in the case of each Lender or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)                                  in the case of the Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

31.3        Delivery

(a)                                  Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                     if by way of fax, when received in legible form; or

(ii)                                  if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)                                  All notices from or to an Obligor shall be sent through the Agent.

(d)                                 Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

31.4        Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 31.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

31.5        Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Agent has been appointed.

31.6        Electronic communication

(a)                                  Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)                                     agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                                  notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                               notify each other of any change to their address or any other such information supplied by them.

(b)                                 Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

31.7        English language

(a)                                  Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.          CALCULATIONS AND CERTIFICATES

32.1        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2        Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.          PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.          REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.          AMENDMENTS AND WAIVERS

35.1        Required consents

(a)                                  Subject to Clause 35.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                                 The Agent may effect, on behalf of any Finance Party, and the Company may effect on behalf of any Obligor, any amendment or waiver permitted by this Clause.

35.2        Exceptions

(a)                                  An amendment or waiver that has the effect of changing or which relates to:

(i)                                     the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)                                  an extension to the date of payment of any amount under the Finance Documents;

(iii)                               a reduction in the Applicable Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)                              a change in currency of payment of any amount under the Finance Documents;

(v)                                 an increase in or an extension of any Commitment;

(vi)                              a change to the Borrowers or Guarantors other than in accordance with Clause 25 (Changes to the Obligors);

(vii)                           any provision which expressly requires the consent of all the Lenders;

(viii)                        Clause 2.3 (Finance Parties’ rights and obligations), Clause 24 (Changes to the Lenders) or this Clause 35; or

(ix)                                the nature or scope of the guarantee and indemnity granted under Clause 18 (Guarantee and Indemnity),

shall not be made without the prior consent of all the Lenders.

(b)                                 An amendment or waiver which relates to the rights or obligations of the Agent, the Mandated Lead Arrangers or the Bookrunners (each in their capacity as such) may not be effected without the consent of the Agent or, as the case may be, the Mandated Lead Arrangers or the Bookrunners.

35.3        Disenfranchisement of Defaulting Lenders

(a)                                  For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

(b)                                 For the purposes of this Clause 35.3, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)                                     any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)                                  any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

35.4        Replacement of a Defaulting Lender

(a)                                  The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 5 Business Days’ prior written notice to the Agent and such Lender;

(i)                                     replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)                                  require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or

(iii)                               require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations, to a Lender or other bank, financial institution, trust, fund or other entity (a Replacement Lender) selected by the Company, and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender).

(b)                                 Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i)                                     the Company shall have no right to replace the Agent;

(ii)                                  neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)                               the transfer must take place no later than 20 days after the notice referred to in paragraph (a) above; and

(iv)                              in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

36.          CONFIDENTIALITY

36.1        Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 36.2 (Disclosure of Confidential Information) and Clause 36.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

36.2        Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                  to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                               appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 26.14 (Relationship with the Lenders));

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii)above;

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                              to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 24.8 (Security over Lenders’ rights);

(vii)                           to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)        who is a Party; or

(ix)                                with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                              in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                                in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                                in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                  to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d)                                 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

36.3        Disclosure to numbering service providers

(a)                                  Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)                                     names of Obligors;

(ii)                                  country of domicile of Obligors;

(iii)                               place of incorporation of Obligors;

(iv)                              date of this Agreement;

(v)                                 the names of the Agent, the Mandated Lead Arrangers and the Bookrunners;

(vi)                              date of each amendment and restatement of this Agreement;

(vii)                           amount of Total Commitments;

(viii)                        currencies of the Facility;

(ix)                                type of Facility;

(x)                                   ranking of Facility;

(xi)                                Termination Date for Facility;

(xii)                             changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)                          such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  Each Obligor represents that none of the information set out in subparagraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)                                 The Agent shall notify the Company and the other Finance Parties of:

(i)                                     the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)                                  the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

36.4        Entire agreement

This Clause 36 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

36.5        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

36.6        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)                                  of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 36.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 36 (Confidentiality).

36.7        Continuing obligations

The obligations in this Clause 36 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)                                  the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

37.          COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and by each party on separate counterparts.  Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.  Delivery of a counterpart of a Finance Document by e-mail attachment or telecopy shall be an effective mode of delivery.

38.          GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

39.          ENFORCEMENT

39.1        Jurisdiction

(a)                                  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This Clause 39.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2        Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)                                  irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and the Company, by its execution of this Agreement, accepts that appointment; and

(b)                                 agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part A
The Original Obligors

Name of Original Borrower	Registration number (or equivalent, if any)

The Company	06534088

The Carphone Warehouse Limited	02142673

ISe-Net Solutions Limited	02881162

Name of Original Guarantor	Registration number (or equivalent, if any)

The Company	06534088

The Carphone Warehouse Limited	02142673

ISe-Net Solutions Limited	02881162

Part B
The Original Lenders

Name of Original Lender	Commitment

Barclays Corporate	£66,666,666.67

DnB NOR Bank ASA, London Branch	£66,666,666.67

Fortis Bank S.A./N.V., UK Branch	£66,666,666.67

HSBC Bank PLC	£66,666,666.67

ING Bank N.V., London Branch	£66,666,666.66

The Royal Bank of Scotland plc	£66,666,666.66

SCHEDULE 2

CONDITIONS PRECEDENT

Part A
Conditions precedent to initial Utilisation

1.             ORIGINAL OBLIGORS

(a)                                  A copy of the constitutional documents of each Original Obligor.

(b)                                 A copy of a resolution of the board of directors of each Original Obligor:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                                 If applicable, a copy of a resolution signed by all the holders of the issued shares in each Original Guarantor (other than the Company), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

(e)                                  A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(f)                                    A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.             LEGAL OPINIONS

A legal opinion of Allen & Overy LLP, legal advisers to the Finance Parties in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.             OTHER DOCUMENTS AND EVIDENCE

(a)                                  A copy of any other Authorisation or other document, opinion or assurance which the Agent reasonably considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(b)                                 A notice of prepayment and cancellation in respect of each of the Existing Facilities duly delivered in accordance with the terms of each Existing Facility specifying that the date for prepayment and cancellation in full of the facilities outstanding thereunder shall be the date of the first Utilisation of the Facility, together with evidence that the facilities under that Existing Facility will be repaid in full on the first Utilisation Date from the proceeds of the initial Utilisation under the Facility.

(c)                                  The Original Financial Statements of each Original Obligor.

(d)                                 Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 12 (Fees) and Clause 17 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(e)                                  Each Fee Letter duly executed.

(f)                                    Any document or evidence required for a Finance Party’s “Know Your Customer” checks; and

(g)                                 A corporate structure chart for the Group.

Part B
Conditions precedent required to be delivered by an Additional Obligor

1.             An Accession Letter, duly executed by the Additional Obligor and the Company.

2.             A copy of the constitutional documents of the Additional Obligor.

3.             A copy of a resolution of the board of directors of the Additional Obligor:

(a)                                  approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)                                 authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.             A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.             A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.             A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7.             A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part B of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8.             A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9.             If available, the latest audited financial statements of the Additional Obligor.

10.           A legal opinion of Allen & Overy LLP, legal advisers to the Mandated Lead Arrangers, the Bookrunners and the Agent in England.

11.           If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arrangers, the Bookrunners and the Agent in the jurisdiction in which the Additional Obligor is incorporated.

SCHEDULE 3

UTILISATION REQUEST

From:      [Borrower]

To:          [Agent]

Dated:

Dear Sirs

Best Buy Europe Distributions Limited - £400,000,000 Facility Agreement dated 27 July 2011 (the Agreement)

1.             We refer to the Agreement.  This is a Utilisation Request.  Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.             We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	[•]

Amount:	[•] or, if less, the Available Facility

Interest Period:	[•]

3.             We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.             The proceeds of this Loan should be credited to [account].

5.             This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[name of relevant Borrower]

SCHEDULE 4

MANDATORY COST FORMULAE

1.             The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.             On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the Additional Cost Rate) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.             The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent.  This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.             The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)                                  in relation to a sterling Loan:

per cent. per annum

(b)                                 in relation to a Loan in any currency other than sterling:

per cent. per annum.

Where:

A                           is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                             is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 9.4 (Default interest)) payable for the relevant Interest Period on the Loan.

C                             is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                            is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E                              is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.             For the purposes of this Schedule:

(a)                                  Eligible Liabilities and Special Deposits have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                 Fees Rules means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                                  Fee Tariffs means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                                 Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.             In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.             If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.             Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)                                  the jurisdiction of its Facility Office; and

(b)                                 any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.             The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.           The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.           The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.           Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.           The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:          [•] as Agent and [•] as Company, for and on behalf of each Obligor

From:      [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:

Best Buy Europe Distributions Limited - £400,000,000 Facility Agreement dated 27 July 2011 (the Agreement)

1.             We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.             We refer to Clause 24.5 (Procedure for transfer).

(a)                                  The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for transfer).

(b)                                 The proposed Transfer Date is [•].

(c)                                  The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

3.             The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

4.             The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                  [a Qualifying Lender (other than a Treaty Lender);]

(b)                                 [a Treaty Lender;]

(c)                                  [not a Qualifying Lender]1

5.             [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes;

1                   Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.

(b)                                 a partnership each member of which is:

(i)                                     a company so resident in the United Kingdom; or

(ii)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.]2

6.             [The New Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•]3 so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(a)                                  each Borrower which is a Party as a Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility) of the Agreement, make an application to HMRC under form DTTP2 within 30 days of the Transfer Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Transfer Date must, to the extent that the New Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facility) of the Agreement, make an application to HMRC under form DTTP2 within 30 days of becoming an Additional Borrower.]4

7.             This Transfer Certificate may be executed in any number of counterparts, and by each party on separate counterparts.  Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.  Delivery of a counterpart of this Transfer Certificate by e-mail attachment or telecopy shall be an effective mode of delivery.

8.             This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.             This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

2                   Include if New Lender is a UK Non-Bank Lender, i.e. if it falls within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 13.1 (Definitions).

3                   Insert jurisdiction of tax residence.

4                   This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [•].

[Agent]

By:

SCHEDULE 6

FORM OF ASSIGNMENT AGREEMENT

To:          [•] as Agent and [•] as Company, for and on behalf of each Obligor

From:                  [the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender)

Dated:

Best Buy Europe Distributions Limited - £400,000,000 Facility Agreement dated 27 July 2011 (the Agreement)

1.             We refer to the Agreement. This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.             We refer to Clause 24.6 (Procedure for assignment):

(a)                                  The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitments and participations in Loans under the Agreement as specified in the Schedule.

(b)                                 The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Loans under the Agreement specified in the Schedule.

(c)                                  The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above5.

3.             The proposed Transfer Date is [•].

4.             On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.             The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

6.             The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

7.             The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

5                   If the Assignment Agreement is used in place of a Transfer Certificate in order to avoid a novation of rights/obligations for reasons relevant to a civil jurisdiction, local law advice should be sought to check the suitability of the Assignment Agreement due to the assumption of obligations contained in paragraph 2(c).  This issue should be addressed at primary documentation stage.

(a)                                  [a Qualifying Lender (other than a Treaty Lender);]

(b)                                 [a Treaty Lender;]

(c)                                  [not a Qualifying Lender;]6

8.             [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                  a company resident in the United Kingdom for United Kingdom tax purposes;

(b)                                 a partnership each member of which is:

(i)                                     a company so resident in the United Kingdom; or

(ii)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.]7

9.             [The New Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•]8 so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(a)                                  each Borrower which is a Party as a Borrower as at the Transfer Date must, to the extent that the New Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility) of the Agreement, make an application to HMRC under form DTTP2 within 30 days of the Transfer Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Transfer Date must, to the extent that the New Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facility) of

6                   Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.

7                   Include if New Lender is a UK Non-Bank Lender, i.e. if it falls within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 13.1 (Definitions).

8                   Insert jurisdiction of tax residence.

the Agreement, make an application to HMRC under form DTTP2 within 30 days of becoming an Additional Borrower.]9

10.           This Assignment Agreement may be executed in any number of counterparts, and by each party on separate counterparts.  Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.  Delivery of a counterpart of this Assignment Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

11.           This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.           This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

9                   This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement.

SCHEDULE 7

FORM OF ACCESSION LETTER

To:          [•] as Agent

From:      [Subsidiary] and [Company]

Dated:

Dear Sirs

Best Buy Europe Distributions Limited - £400,000,000 Facility Agreement dated 27 July 2011 (the Agreement)

1.             We refer to the Agreement.  This is an Accession Letter.  Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.             [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [25.2 (Additional Borrowers)]/ [Clause 25.4 (Additional Guarantors)] of the Agreement.  [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.             [Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

4.             This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[This Guarantor Accession Letter is entered into by deed.]

[Company]	[Subsidiary]

SCHEDULE 8

FORM OF RESIGNATION LETTER

To:          [•] as Agent

From:      [resigning Obligor] and [Company]

Dated:

Dear Sirs

Best Buy Europe Distributions Limited - £400,000,000 Facility Agreement dated 27 July 2011 (the Agreement)

1.             We refer to the Agreement.  This is a Resignation Letter.  Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.             Pursuant to [Clause 25.3 (Resignation of a Borrower)]/[Clause 25.6 (Resignation of a Guarantor), we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3.             We confirm that:

(a)                                  no Default is continuing or would result from the acceptance of this request; and

(b)                                 no payment is due from us under any Finance Document.

4.             This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Company]	[Subsidiary]

By:	By:

SCHEDULE 9

FORM OF COMPLIANCE CERTIFICATE

To:          [•] as Agent

From:      [Company]

Dated:

Dear Sirs

Best Buy Europe Distributions Limited - £400,000,000 Facility Agreement dated 27 July 2011 (the Agreement)

1.             We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.             We confirm that, in accordance with the calculations set out at Appendix 1 (Calculations) of this Compliance Certificate: [Insert details of covenants to be certified]

(a)                                  the ratio of Net Debt to EBITDA in respect of the Relevant Period ending on [•] was [•]:1; and

(b)                                 the Fixed Charge Cover Ratio in respect of the Relevant Period ending on [•] was [•]:1.

3.             [EBITDA has been adjusted pursuant to paragraph 21.4 (Proforma adjustment for acquisition/disposals) of the Agreement as follows [•]].

4.             Material Subsidiaries as at the date of this Compliance Certificate are [•].

5.             [We confirm that no Default is continuing.]10*

Signed:
	Director	Director
	of	of
	[Company]	[Company]

APPENDIX 1

Calculations

10              If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 10

FORM OF INCREASE CONFIRMATION

To:                              [•] as Agent and [•] as Company, for and on behalf of each Obligor

From:                  [the Increase Lender] (the Increase Lender)

Dated:

Best Buy Europe Distributions Limited - £400,000,000 Facility Agreement dated 27 July 2011 (the Agreement)

1.             We refer to the Agreement.  This is an Increase Confirmation.  Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.             We refer to Clause 2.2 (Increase).

3.             The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Agreement.

4.             The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [•].

5.             On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.

6.             The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

7.             The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Clause 2.2 (Increase).

8.             The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)                                  [a Qualifying Lender (other than a Treaty Lender);]

(b)                                 [a Treaty Lender;]

(c)                                  [not a Qualifying Lender.]11

9.             [The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                  a company resident in the United Kingdom for United Kingdom tax purposes;

11              Delete as applicable - each Increase Lender is required to confirm which of these three categories it falls within.

(b)                                 a partnership each member of which is:

(i)                                     a company so resident in the United Kingdom; or

(ii)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA 2009; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA 2009) of that company.]12

10.           [The Increase Lender confirms (for the benefit of the Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•]13 so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies the Company that:

(a)                                  each Borrower which is a Party as a Borrower as at the Transfer Date must, to the extent that the Increase Lender becomes a Lender under a Facility which is made available to that Borrower pursuant to clause 2.1 (The Facility) of the Agreement, make an application to HMRC under form DTTP2 within 30 days of the Transfer Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Transfer Date must, to the extent that the Increase Lender is a Lender under a Facility which is made available to that Additional Borrower pursuant to clause 2.1 (The Facility) of the Agreement, make an application to HMRC under form DTTP2 within 30 days of becoming an Additional Borrower.]14

11.           This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

12.           This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

13.           This Agreement has been entered into on the date stated at the beginning of this Agreement.

12              Include if Increase Lender is a UK Non-Bank Lender, i.e. if it falls within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 13.1 (Definitions).

13              Insert jurisdiction of tax residence.

14              This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Facility Agreement.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Agent and the Increase Date is confirmed as [•].

Agent
By:

SCHEDULE 11

TIMETABLES

	Loans in euro	Loans in sterling	Loans in other currencies

Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)			D-4 5.00 p.m.

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	D-3 1.00 p.m.	D-1 1.00 p.m.	D-3 1.00 p.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)

	D-3 2.00 p.m.	D-1 4.00 p.m.	D-3 2.00 p.m.

Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)			Quotation Day 9.00 a.m.

Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	Quotation Day 10.00 a.m.		Quotation Day 10.00 a.m.

LIBOR or EURIBOR is fixed	Quotation Day as of 11:00 a.m. Brussels time in respect of EURIBOR	Quotation Day as of 11:30 a.m.	Quotation Day as of 11:30 a.m.

SIGNATORIES

The Company

BEST BUY EUROPE DISTRIBUTIONS LIMITED

By:	/s/ Neil King

FACILITY AGREEMENT SIGNATURE PAGE

The Original Borrowers

BEST BUY EUROPE DISTRIBUTIONS LIMITED

By:	/s/ Neil King

THE CARPHONE WAREHOUSE LIMITED

By:	/s/ Neil King

ISE-NET SOLUTIONS LIMITED

By:	/s/ Neil King

FACILITY AGREEMENT SIGNATURE PAGE

The Original Guarantors

BEST BUY EUROPE DISTRIBUTIONS LIMITED

By:	/s/ Neil King

THE CARPHONE WAREHOUSE LIMITED

By:	/s/ Neil King

ISE-NET SOLUTIONS LIMITED

By:	/s/ Neil King

FACILITY AGREEMENT SIGNATURE PAGE

The Mandated Lead Arrangers

BARCLAYS CORPORATE

By:

BNP PARIBAS

By:

DNB NOR BANK ASA, LONDON BRANCH,

By:

HSBC BANK PLC

By:

ING BANK N.V., LONDON BRANCH

By:

THE ROYAL BANK OF SCOTLAND PLC

By:

FACILITY AGREEMENT SIGNATURE PAGE

The Bookrunners

BARCLAYS CORPORATE

By:

BNP PARIBAS

By:

DNB NOR BANK ASA, LONDON BRANCH,

By:

HSBC BANK PLC

By:

ING BANK N.V., LONDON BRANCH

By:

THE ROYAL BANK OF SCOTLAND PLC

By:

FACILITY AGREEMENT SIGNATURE PAGE

The Original Lenders

BARCLAYS CORPORATE

By:

DNB NOR BANK ASA, LONDON BRANCH,

By:

FORTIS BANK S.A./N.V., UK BRANCH

By:

HSBC BANK PLC

By:

ING BANK N.V., LONDON BRANCH

By:

THE ROYAL BANK OF SCOTLAND PLC

By:

FACILITY AGREEMENT SIGNATURE PAGE

The Agent

ING BANK N.V., LONDON BRANCH

By:

FACILITY AGREEMENT SIGNATURE PAGE

The Documentation Agent

THE ROYAL BANK OF SCOTLAND PLC

By:

FACILITY AGREEMENT SIGNATURE PAGE